Exhibit 4.3

Form of Subscription Agreement

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (the “Agreement”), dated as of ____________, 20__, by and among iCap Vault 1, LLC, a limited liability company, with principal executive offices located at 3535 Factoria Blvd. SE, Suite 500, Bellevue, Washington 98006 (the “Company”), Vault Holding 1, LLC, a limited liability company, with principal executive offices located at 3535 Factoria Blvd. SE, Suite 500, Bellevue, Washington 98006 (the “Guarantor”), and the buyer identified on the signature page hereto (“Buyer”).

WHEREAS:

A. The Company, the Guarantor and the Buyer desire to enter into this transaction to purchase a Note (as defined below) in the iCap Vault Demand Note Program (the “Program”) pursuant to the Registration Statement (as defined below) which has been declared effective in accordance with the Securities Act of 1933, as amended (the “Securities Act”), by the United States Securities and Exchange Commission (the “SEC”).

B. The Company and the Guarantor have authorized the issuance of Variable Denomination Floating Rate Demand Notes of the Company, the payment of which is fully and unconditionally guaranteed by the Guarantor, in the form attached hereto as Exhibit A, issued under an indenture (“Indenture”), dated as of September 18, 2020, among the Company, as issuer of the Notes, the Guarantor, as guarantor of the Notes, and American Stock Transfer & Trust Company, LLC, as the indenture trustee, in the form attached hereto as Exhibit B.

C. The Buyer wishes to purchase, and the Company and Guarantor wish to sell, the principal amount of the Variable Denomination Floating Rate Demand Notes of the Company, the payment of which is fully and unconditionally guaranteed by the Guarantor, set forth below such Buyer’s name on the Buyer’s signature page (collectively, the “Notes”).

NOW, THEREFORE, the Company, the Guarantor and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF NOTES.

(a) Subscription for Note. The Buyer hereby subscribes for and agrees to purchase, subject to the terms and conditions of this Agreement, the Note in the principal amount set forth upon the signature page hereof. This subscription and agreement represent an irrevocable offer by the Buyer to subscribe for said Note, except as expressly provided herein. This Agreement, subject to the terms hereof, shall become a contract for the sale of said Note upon the acceptance hereof by the Company and the Guarantor.

(b) Purchase Price. The purchase price for the Note to be purchased by Buyer (the “Purchase Price”) shall be the amount set forth below the Buyer’s name on the Buyer’s signature page.

(c) Right to Accept or Reject. The Company and the Guarantor reserve the unrestricted right to accept or reject this or any other subscription, in whole or in part, to borrow less than the principal amount of the Note subscribed for herein, and to withdraw its offer at any time.

(d) Form of Payment. The Buyer shall pay its Purchase Price to the Company, in the manner set forth in Exhibit C attached hereto.

(e) Manner of Settlement. The Note will be issued in book entry form, which means that no physical note will be created. Evidence of the Buyer’s ownership of the Note is provided by written confirmation. The Buyer will not receive or be entitled to receive any physical delivery of a certificated security or negotiable instrument that evidences the Note. The issuance and transfer of the Note will be accomplished exclusively through the crediting and debiting of the appropriate accounts in the Company’s or its designee’s book-entry registration and transfer system

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(f) Effectiveness of Obligations. Notwithstanding anything herein to the contrary, no offer by the Buyer to purchase the Notes will be accepted and no part of the Purchase Price will be delivered to the Company until such Buyer has been provided the Disclosure Package (as defined below) and the Company and Guarantor have accepted such offer by countersigning a copy of this Agreement; any such offer may be withdrawn or revoked without obligation or commitment of any kind, at any time prior to the Company and the Guarantor (or any of their agents on behalf of the Company and the Guarantor) sending (orally, in writing or by electronic mail or other electronic means) notice of its acceptance of such offer. An offer to buy or indication of interest will involve no obligation or commitment of any kind until such Buyer has been provided the Disclosure Package and this Agreement is accepted and countersigned by or on behalf of the Company and the Guarantor.

(g) Investor Advised to Seek Representation. Nothing in this Agreement or any other materials made available to the Buyer in connection with the purchase and sale of the Notes constitutes legal, tax or investment advice. The Buyer should consult its own legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Notes.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. The Buyer represents and warrants to the Company and the Guarantor with respect to only itself that:

(a) Organization; Authority. If the Buyer is not a natural person, the Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Buyer of the transactions contemplated by this Agreement has been duly authorized by all necessary action on the part of such Buyer. This Agreement has been duly executed and delivered by such Buyer, and constitutes the valid and legally binding obligation of such Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

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(b) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Buyer if it is not a natural person or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder. Since the date on which such Buyer was first informed about the offering of the Notes, such Buyer has not disclosed any information regarding the offering to any third parties (other than its legal, accounting and other advisors) and has not engaged in any purchases or sales involving the securities of the Company (including, without limitation, any short sales involving the Company’s securities). Such Buyer covenants that it will not engage in any purchases or sales involving the securities of the Company (including short sales) prior to the time that the transactions contemplated by this Agreement are publicly disclosed by the Company. Such Buyer agrees that it will not use any of the Notes acquired pursuant to this Agreement to cover any short position if doing so would be in violation of applicable securities laws.

(c) No Distribution. Such Buyer is not an underwriter, as defined in Section 2(a)(11) of the Securities Act, with respect to the Notes.

(d) Disclosure Package. Such Buyer acknowledges that the prospectus contained in the Registration Statement, the Company’s and the Guarantor’s other filings with the SEC incorporated by reference therein and the representations and warranties of the Company and Guarantor contained herein (collectively, the “Disclosure Package”) had been made available to such Buyer before this Agreement (or any contractual obligation of such Buyer to purchase the Notes) was deemed to be effective.

(e) Residency. Such Buyer is a resident of the jurisdiction specified under its address on the Buyer’s signature page.

(f) Suitability Standards for Certain States. If such Buyer is a resident of one of the following states, Buyer represents and warrants that Buyer satisfies the suitability standards set forth under the applicable state below:

Alaska

The Notes will be sold in Alaska to accredited investors only (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended). The investor should purchase the Notes for investment purposes only and not with a view to distribution. Alaska investors are required to sign and complete the accredited investor certification attached as Exhibit D hereto.

Arizona

Buyers that are residents of Arizona must have either (i) a minimum of $150,000 (or $200,000 when combined with spouse) in gross income during the prior year and a reasonable expectation that the investor will have such income in the current year; or (ii) minimum net worth (exclusive of home, furnishings and automobiles) of $350,000 (or $400,000 when combined with spouse) with the Purchase Price for the Notes not exceeding 10% of the net worth of the Buyer (together with a spouse, if applicable).

California

Buyers that are residents of California must have either (i) an estimated gross income of at least $65,000 during the current tax year and a net worth of at least $250,000 (exclusive of home, furnishings and automobiles); or (ii) a net worth of at least $500,000 (exclusive of home, furnishings and automobiles). In addition, and in either case, the Purchase Price for the Notes must not exceed 10% of the Buyer’s net worth (exclusive of home, furnishings and automobiles).

Idaho

Buyers that are residents of Idaho must have either (i) a liquid net worth of $85,000 and annual gross income of $85,000 or (ii) a liquid net worth of $300,000. Additionally, such Buyer’s Purchase Price shall not exceed 10% of his or her liquid net worth. “Liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities.

Kentucky

Buyers that are residents of Kentucky must have either (i) annual gross income of at least $70,000 and a liquid net worth of at least $70,000 or (ii) a liquid net worth of $250,000. Liquid net worth is defined as that portion of net worth consisting of cash, cash equivalents and readily marketable securities. Additionally, a Kentucky investor’s total investment in us shall not exceed 10% of his or her liquid net worth.

Nebraska

Buyers that are residents of Nebraska must have either (i) gross income of at least $150,000 (or $200,000 when combined with spouse) in the prior year and a reasonable expectation that the investor will have such income in the current year; or (ii) a net worth (exclusive of home, furnishings and automobiles) of $350,000 (or $400,000 when combined with spouse). Additionally, Nebraska investors must limit their aggregate investment in this offering and in the securities of other non-publicly traded programs to 10% of such investor’s net worth (exclusive of home, furnishings and automobiles). Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

New Jersey

The Notes will be sold in New Jersey to accredited investors only (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended). The investor should purchase the Notes for investment purposes only and not with a view to distribution. New Jersey investors are required to sign and complete the accredited investor certification attached as Exhibit D hereto.

New Mexico

Buyers that are residents of New Mexico must have either (i) a minimum net worth of at least $250,000 or (ii) an annual gross income of at least $70,000 and a net worth of at least $70,000 (exclusive of home, furnishings and automobiles). In addition, such Buyer’s Purchase Price for the Notes shall not exceed ten percent (10%) of his or her Liquid Net Worth. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

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North Carolina

Buyers that are residents of North Carolina must have either (i) a minimum annual gross income of $70,000 and a minimum net worth of $70,000 (exclusive of home, home furnishings and automobiles) or (ii) a minimum net worth of $250,000 (exclusive of home, home furnishings and automobiles).

North Dakota

Buyers that are residents of North Dakota must have either (i) a minimum annual gross income of $70,000 and a minimum net worth of $70,000 (exclusive of home, home furnishings and automobiles) or (ii) a minimum net worth of $250,000 (exclusive of home, home furnishings and automobiles). Additionally, investors in North Dakota must represent that they have a net worth of at least ten times their investment in us.

Oregon

The Notes will be sold in Oregon to accredited investors only (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended or Oregon Administrative Rule 441-035-0010). The investor should purchase the Notes for investment purposes only and not with a view to distribution. Oregon investors are required to sign and complete the accredited investor certification attached as Exhibit D hereto.

Pennsylvania

The Notes will be sold in Pennsylvania to accredited investors only (as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended). The investor should purchase the Notes for investment purposes only and not with a view to distribution. Pennsylvania investors are required to sign and complete the accredited investor certification attached as Exhibit D hereto.

Any or all of the quantitative standards listed in the suitability standards above may be more restrictive pursuant to Regulation Best Interest.

(h) Reliance. The representations, warranties and agreements of the Buyer contained herein are true and correct as of the date hereof and may be relied upon by the Company and the Guarantor, and the Buyer will notify the Company immediately of any adverse change in any such representations and warranties which may occur prior to the acceptance of the subscription and will promptly send the Company written confirmation thereof. The representations, warranties and agreements of the Buyer contained herein shall survive the execution and delivery of this Agreement and the purchase of the Notes.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE GUARANTOR. Each of the Company and the Guarantor represents and warrants, as applicable, to the Buyer that:

(a) Organization. The Company and the Guarantor have been duly organized and are validly existing as a limited liability company in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and carry on its business as presently conducted. The Company, the Guarantor and each of their subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on the Company, the Guarantor and such subsidiaries taken as a whole.

(b) Authorization; Enforcement; Validity. The Company and the Guarantor have the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Notes and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Notes in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the Guarantor and the consummation by the Company and the Guarantor of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, have been duly authorized by the Company and the Guarantor. This Agreement has been duly executed and delivered by the Company and the Guarantor, and constitutes the legal, valid and binding obligation of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Company, the Guarantor or any of their subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company, the Guarantor or any of their subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Company, the Guarantor or any of their subsidiaries, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Company and the Guarantor to perform their obligations hereunder.

4. REGISTER. The Company and the Guarantor shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Notes), a register for the Notes in which the Company shall record the name and address of the person in whose name the Notes have been issued (including the name and address of each transferee) and the principal amount of Notes held by such person.

5. INDEMNIFICATION. The Buyer agrees to indemnify and hold the Company, the Guarantor and their agents, representatives and employees harmless from and against all liability, damage, loss, cost and expense (including reasonable attorneys’ fees) which they may incur by reason of the failure of the Buyer to fulfill any of the terms or conditions of this Agreement, or by reason of any inaccuracy or omission in the information furnished by the Buyer herein or any breach of the representations and warranties made by the Buyer herein or in any document provided by the Buyer to the Company and the Guarantor.

6. AGREEMENT TO TRANSACTION DOCUMENTS. The Buyer hereby joins in and becomes a Holder under that certain Collateral Agent Agreement dated as of September 18, 2020 between iCap Vault 1, LLC, a Delaware limited liability company and Marketplace Realty Advisors, LLC, in the form attached hereto as Exhibit E.

7. MISCELLANEOUS.

(a) This Agreement has been duly and validly authorized, executed and delivered by the Buyer and constitutes the valid, binding and enforceable agreement of the Buyer. If this Agreement is being completed on behalf of an entity it has been completed and executed by an authorized party.

(b) Within five (5) days after receipt of a written request from the Company, the Buyer agrees to provide such information, to execute and deliver such documents and to take, or forbear from taking, such actions or provide such further assurances as reasonably may be necessary to correct any errors in documentation or to comply with any and all laws to which the Company is subject.

(c) The Company shall be notified immediately of any change in any of the information contained above occurring prior to the Buyer’s purchase of the Notes or at any time thereafter for so long as the Buyer is a holder of the Notes.

(d) Termination of Agreement; Return of Funds. In the event that, for any reason, this Agreement is rejected in its entirety by the Company or the Guarantor, this Agreement shall be null and void and of no further force and effect, and no party shall have any rights against any other party hereunder. In the event that the Company or the Guarantor rejects this Agreement, the Company shall promptly return or cause to be returned to Subscriber any money tendered hereunder without interest or deduction.

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(e) Governing Law; Jurisdiction; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in King County, Washington, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. THIS WAIVER OF RIGHTS TO A JURY TRIAL AND EXCLUSIVE FORUM PROVISION DO NOT APPLY TO CLAIMS MADE UNDER THE FEDERAL AND STATE SECURITIES LAWS. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(f) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or other electronic signature (including portable document format) shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or electronic signature.

(g) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(h) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(i) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyer, the Company, the Guarantor, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company, the Guarantor nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended, modified or waived other than by an instrument in writing signed by the Company, the Guarantor and the Buyer, and any amendment, modification or waiver to this Agreement made in conformity with the provisions of this Section 7(i) shall be binding on such Buyer and holder of Notes as applicable. The Company and the Guarantor have not, directly or indirectly, made any agreements with the Buyer relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

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(j) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) one (1) business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same; or (iv) 48-hours after being sent by electronic means to the email address provided by Buyer, if to Buyer, or to the email address set forth below, if to the Company or the Guarantor. The addresses and facsimile numbers for such communications shall be:

If to the Company and the Guarantor:

iCap Vault 1, LLC

3535 Factoria Blvd. SE, Suite 500

Bellevue, WA 98006

Telephone: (425) 278-9030

Email: investor@icapequity.com

Attention: Investor Relations Department

with a copy (for informational purposes only) to:

Anthony L.G., PLLC

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

Telephone: (561) 514-0936

Email: lanthony@anthonypllc.com

(k) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes. The Company and the Guarantor shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyer. The Buyer may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company and the Guarantor.

(l) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(m) Survival. The representations, warranties and covenants of the Company, the Guarantor and the Buyer contained in this Agreement shall survive.

(n) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as are reasonably necessary in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(o) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[The remainder of page intentionally left blank; Signature page follows]

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iCap Vault 1, LLC

Investor Profile

(Must be completed by the Buyer)

1.	Investor Information

(a)	Investor Name: _________________________________________________
(hereinafter referred to as “Investor”).

(b)	Investment Amount: Investor agrees to invest the below amount (“Investment Amount”) in accordance with the provisions of this Subscription Agreement:

$

(c)	Lock-up Election:	______ Yes (select an option below)
______ No (proceed to the next page)

By selecting “Yes” and indicating an option below, you agree to waive the right to demand repayment of the principal amount in the amount set forth below (the “Lock-up Amount”) by the Company of your Note(s) for 12, 18 or 24 months, and the Company will pay an Interest Rate Premium during such 12, 18, or 24 month period on such Notes of 1.00%, 1.50%, and 2.00%, respectively, pursuant to the Note. The new interest rate will be effective as of the date this election is made.

Lock-up Amount: $______________________

Please Select One:

[ ]	12-month Lock-up Period – 1.00% Interest Rate Premium

[ ]	18-month Lock-up Period – 1.50% Interest Rate Premium

[ ]	24-month Lock-up Period – 2.00% Interest Rate Premium

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(d)	Automatic Interest Reinvestment into Notes: In order to opt-into automatic interest reinvestment into Notes, please separately complete the form of Auto-Interest Reinvestment Program. If an investor elects to opt-into automatic interest reinvestment into Notes, the Floating Rate and Interest Rate Premiums will be credited to the investor’s Notes on a daily basis and will be reinvested (daily compounding).

(e)	Type of Investor. Indicate the form of Investor:

Individual Investors	Entity Investors

[ ] Individual Husband	[ ] Corporation or Limited Liability Company (LLC)

[ ] and Wife Joint	[ ] Partnership

[ ] Tenants Revocable	[ ] Irrevocable Trust

[ ] Trust	[ ] Other Entities (indicate form of organization):

Individual Investors -Retirement Funds

[ ] IRA

[ ] ROTH IRA

[ ] Keogh-Sep IRA

[ ] Other Retirement Plan

(f)	Type of Investor. Indicate the form of Investor:

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INDIVIDUAL INVESTORS

JOINT ACCOUNTS, REVOCABLE TRUSTS & RETIREMENT FUNDS

Investor Name (Please Print): (1)    ____________________________________________________________

Investor Name (Please Print): (2)   ____________________________________________________________

Registered As (Please Print):    ____________________________________________________________

Physical Address (no PO Box)   ____________________________________________________________ ___________________________________________________________________________________

Mailing Address (if Different)  __________________________________________________________

_________________________________________________________________________________

Phone Number: (__________) __________-_______________________________________________

Birth Date (1):  ______________________________________________________________________

Birth Date (2):  ______________________________________________________________________

Social Security Number (1):  ____________________________________________________________

Social Security Number (2):  ___________________________________________________________

Primary Email Address (required):  ______________________________________________________

Marital Status:  _____________________________________________________________________

Investment Experience (Years):  ___________________________________________

Status, if individual(s):
[ ] U.S. Citizen (1)	[ ]U.S. Resident Alien	[ ]U.S. Citizen Residing Outside of U.S.
[ ] U.S. Citizen (2)	[ ]U.S. Resident Alien	[ ]U.S. Citizen Residing Outside of U.S.

PRINCIPAL AMOUNT OF NOTES SUBSCRIBED FOR:

Investor Name (Signature): (1)

Investor Name (Signature): (2)

ACCEPTED AND AGREED TO:

iCap Vault 1, LLC:

By:
Name:
Title:

Date:	, 202___

Vault Holding 1, LLC, as guarantor:

By:
Name:
Title:

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Individual Investors - For Retirement Funds Only

IF INVESTING THROUGH AN IRA, KEOGH OR OTHER RETIREMENT OR PROFIT-SHARING PLAN, PLEASE COMPLETE THE FOLLOWING (IN ADDITION TO THE INVESTOR INFORMATION ON THE PREVIOUS PAGE):

Registration/Account Name and Number

Custodian’s EIN

Custodian’s Address

City	State	Zip Code

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CORPORATIONS, PARTNERSHIPS, IRREVOCABLE TRUSTS OR OTHER ENTITIES

Investor Entity Name (Please Print):

Registered As (Please Print):

Name (Please Print):

Title:

Address:

Phone Number:	(__) _____________-__________________

Date of Formation:

State of Incorporation/Formation:

SSN or Taxpayer ID Number:

Primary Email Address (required):

PRINCIPAL AMOUNT OF NOTES SUBSCRIBED FOR:

Investor Entity Name (Please Print):

By (Signature):

Name (Please Print):

Title:

ACCEPTED AND AGREED TO:

iCap Vault 1, LLC:

By:
Name:
Title:

Date:	, 202___

Vault Holding 1, LLC, as guarantor:

By:
Name:
Title:

Date:	, 202____

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EXHIBIT A

Form of Notes

EXHIBIT B

Indenture

EXHIBIT C

Methods of Payment

How to Make an Initial Investment

Prior to making an initial investment, you should read this entire prospectus. To make an initial investment, you must set up an account and complete the onboarding process at the Company’s website at www.icapequity.com/vault. Please refer to the website for instructions, requirements and guidelines with respect to online account setup and initial investments. Certain eligibility rules apply. You will be required to read and accept the Terms of Use before submitting and completing this process online.

Currently, the minimum initial investment is $25; however, we can waive the minimum investment requirement on a case to case basis in our sole discretion. Your initial investment will be made using the methods described below or by such other means as the Company from time to time determines during the online onboarding process. Funds received as part of your initial investment cannot be redeemed until three business days after such amounts are credited.

BY ACH INVESTMENT. You may make an investment by ACH transfer from a bank account. You may also set up automatic recurring ACH investment transactions from a linked bank account. See “—BY AUTOMATIC MONTHLY INVESTMENT” below. If you set up automatic recurring ACH investment transactions, the Company will prepare automatic electronic transfers using the transfer dates each month for the amount authorized and on the business day you have requested. If an automatic transfer day falls on a day that is not a business day, the transfer will be initiated on the next business day; provided, however, if an ACH automatic investment is set for the last weekend of a month, the investment will be made on the last business day of that month. Investments made by ACH transfer are invested in your Notes and begin to accrue interest on the same day your money is credited. In the case of a one-time transfer, the Company will prepare an electronic transfer for the amount authorized and on the business day you have requested. One-time ACH investment requests made prior to 7:30 a.m. Central Time generally will be posted to the Note on the next business day and requests made at or after 7:30 a.m. Central Time generally will be posted two business days following the request. Investments made by ACH cannot be redeemed until three business days after such amounts are credited to the Notes. You may change or terminate any automatic investments at any time. You can confirm the date your investment was made by accessing the Company website at www.icapequity.com/vault or by calling us at (425) 278-9030. We charge no fees for the receipt of ACH transfers; however, your commercial bank or financial institution may charge you a fee if you make an investment by ACH transfer.

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BY WIRE INVESTMENT. You may make an investment by wire transfer. The wire transfer must include the information provided by the Company’s designated bank and come from a bank account in your name. Your investment will be credited and you will begin earning interest on the same business day the wire is received provided that the funds have been received by 1:00 p.m. Central Time. Funds received at or after 1:00 p.m. Central Time are invested and begin to accrue interest on the next business day. Investments made by wire are available for redemption beginning the day such investments are credited to the Notes. Investments by wire transfer may incur a charge from your bank or financial institution. See “Description of the Notes— Account Fees and Charges.” Neither the Company nor its designated bank is responsible for delays in acting on your request for authorization to make a wire transfer or in the transfer and wiring of funds. You can confirm the date your investment was made by accessing the Company’s website at www.icapequity.com/vault or by calling us at (425) 278-9030. If for any reason your wire request is declined, the Company will advise you of that fact and give you instructions for how to make the investment through the ACH process.

BY AUTOMATIC MONTHLY INVESTMENT. You may select to make additional investments via ACH on a monthly basis in a specified amount. Automatic monthly investments may not be made by wire transfer. If you set up automatic recurring ACH investment transactions, the Company’s designated bank will prepare automatic electronic transfers using the transfer dates each month for the amount authorized and on the business day you have requested. If an automatic transfer day falls on a day that is not a business day, the transfer will be initiated on the next business day; provided, however, if an ACH automatic investment is set for the last weekend of a month, the investment will be made on the last business day of that month. Investments made by ACH transfer are invested in your Notes and begin to accrue interest on the same day your money is credited. Investments made by ACH cannot be redeemed until three business days after such amounts are credited to the Notes. You may request, modify or terminate the Automatic Monthly Investment Option through the Company’s website at www.icapequity.com/vault or by calling us at (425) 278-9030. Such notice is effective as soon as practicable after receipt by the Company’s designated bank. You can confirm the date your investment was made by accessing the Company’s website at www.icapequity.com/vault or by calling us at (425) 278-9030. We charge no fees for the receipt of ACH transfers; however, your commercial bank or financial institution may charge you a fee if you make an investment by ACH transfer.

BY CASH. You may invest in Notes by delivering cash to us at our executive offices located at 3535 Factoria Blvd. SE, Suite 500, Bellevue, WA 98006. Investments in Notes made with cash begin to accrue interest as of the date the investment is made at our executive offices.

BY CHECK. You may invest in Notes by check delivered to our executive offices located at 3535 Factoria Blvd. SE, Suite 500, Bellevue, WA 98006. Checks must be drawn in U.S. dollars on a U.S. bank. Investments made by check begin to accrue interest on the date funds are credited to Company’s designated bank account.

We reserve the right to reject any investment application and return the funds to a potential investor for any reason, including if any investments are not preceded or accompanied by documentation satisfactory to us to establish that the potential investor meets any applicable eligibility criteria.

How to Make Additional Investments

After your initial investment in the Notes, you may make additional investments at any time, without charge to you, in any amount, by the methods described above or by such other means as the Company from time to time determines. There is no required minimum amount for subsequent investments.

Payment Information

Making Your Investment with the Company. Please provide payment by one of the following methods (select one):

[ ]	Wire Transfer or ACH: by wiring payment of the principal amount of Notes subscribed for to the account set forth below:

	Account Name:	iCap Vault 1, LLC
	ABA Routing Number:	123205054
	Account Number:	4864314804
	Bank Name:	Umpqua Bank
	Bank Address:	705 Gilman Blvd. NW, Issaquah, WA 98027
	SWIFT CODE:	UMPQUS6P

[ ]	Check: by mailing a check made payable to “iCap Vault 1, LLC” along with a completed subscription document to:

iCap Vault 1, LLC
Attn: Investor Relations Department
3535 Factoria Blvd. SE, Suite 500
Bellevue, WA 98006

[ ]	Other: _____________________________________________________________________

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EXHIBIT D

ACCREDITED INVESTOR CERTIFICATION

ALASKA, NEW JERSEY, OREGON AND PENNSYLVANIA RESIDENTS ONLY

The undersigned has read the definition of “Accredited Investor” from Rule 501 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”) attached hereto, and certifies that:

A.	[ ]	The undersigned is an “Accredited Investor” for one or more of the following reasons:

[  ] (a) The undersigned is an individual (not a partnership, corporation, etc.) with a net worth, either alone or with his or her spouse or spousal equivalent, of more than $1,000,000 (excluding the value of the primary residence of such individual and any debt secured by the primary residence other than (1) debt secured by the primary residence that exceeds the fair market value of the primary residence, or (2) debt secured by the primary residence that such individual have borrowed within the past 60 days not for the purpose of purchasing the primary residence).

[  ] (b) The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse or spousal equivalent in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year;

[  ] (c) The undersigned is a director or officer of the Company;

[  ] (d) The undersigned is a corporation, partnership, limited liability company, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of making investments and with total assets in excess of $5,000,000;

[  ] (e) The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of making investments, whose purchase would be directed by a “sophisticated person” as described in Rule 506(b)(2)(ii);

[  ] (f) The undersigned is a revocable trust which may be amended or revoked by the grantors, and all of the grantors satisfy the conditions of clauses (a), (b) or (c) above and have completed copies of this Investor Questionnaire, which copies are delivered to the Company herewith;

[  ] (g) The undersigned is an entity all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this category alone, each equity owner must complete a separate copy of this Investor Questionnaire;

B.	[ ]	The undersigned is not an “Accredited Investor”.

C.	[ ]	The undersigned is acquiring the subscribed securities solely for undersigned’s own account for investment purposes only and not with a view to or intent of resale or distribution thereof, in whole or in part, in violation of the Securities Act.

*Note: Investors that are residents of the State of Alaska, New Jersey, Oregon, or Pennsylvania must answer in the affirmative to both A. (and its applicable subpart) and C. above in order to invest in the Company.

By signing below, I hereby acknowledge that the representations set forth in this Investor Questionnaire are accurate and complete in all respects, and I hereby undertake to immediately notify you in writing regarding any material change in the information set forth herein. I understand that you will rely on the accuracy and completeness of these representations for the purpose of determining my suitability as a prospective investor under applicable securities laws, and that a false representation may constitute a violation of law and that any person who suffers damage as a result of a false representation may have a claim against me for damages.

Dated: _________________________

Signature: _______________________

Print Name/Title (if applicable): _________________

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Rule 501. Definitions and Terms Used in Regulation D.

As used in Regulation D, the following terms have the meaning indicated:

(a) Accredited investor. Accredited investor shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

(1) Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state; any insurance company as defined in section 2(a)(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(3) Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(5) Any natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, exceeds $1,000,000.

(i) Except as provided in paragraph (a)(5)(ii) of this section, for purposes of calculating net worth under this paragraph (a)(5):

(A) The person’s primary residence shall not be included as an asset;

(B) Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and

(C) Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

(ii) Paragraph (a)(5)(i) of this section will not apply to any calculation of a person’s net worth made in connection with a purchase of securities in accordance with a right to purchase such securities, provided that:

(A) Such right was held by the person on July 20, 2010;

(B) The person qualified as an accredited investor on the basis of net worth at the time the person acquired such right; and

(C) The person held securities of the same issuer, other than such right, on July 20, 2010.

(6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii);

(8) Any entity in which all of the equity owners are accredited investors;

(9) Any entity, of a type not listed in paragraphs (a)(1), (a)(2), (a)(3), (a)(7), or (a)(8), not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

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(10) Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the Commission has designated as qualifying an individual for accredited investor status. In determining whether to designate a professional certification or designation or credential from an accredited educational institution for purposes of this paragraph (a)(10), the Commission will consider, among others, the following attributes:

(i) the certification, designation, or credential arises out of an examination or series of examinations administered by a self-regulatory organization or other industry body or is issued by an accredited educational institution;

(ii) the examination or series of examinations is designed to reliably and validly demonstrate an individual’s comprehension and sophistication in the areas of securities and investing;

(iii) persons obtaining such certification, designation, or credential can reasonably be expected to have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of a prospective investment; and

(iv) an indication that an individual holds the certification or designation is made publicly available by the relevant self-regulatory organization or other industry body;

(11) Any natural person who is a “knowledgeable employee,” as defined in rule 3c5(a)(4) under the Investment Company Act of 1940 (17 CFR § 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act;

(12) Any “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR § 275.202(a)(11)(G)-1):

(i) with assets under management in excess of $5,000,000,

(ii) that is not formed for the specific purpose of acquiring the securities offered, and

(iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; and

(13) Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR § 275.202(a)(11)(G)-1)), of a family office meeting the requirements in paragraph (a)(12) of this section.

[Remainder omitted]

EXHIBIT E

Collateral Agent Agreement

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